                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               JOHNSON & JOHNSON
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

[Johnson & Johnson Logo]

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

                                                                  March 14, 2001

     The Annual Meeting of the Shareowners of Johnson & Johnson will be held on Thursday April 26, 2001 at 10:00 a.m. at the Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey, to:

     1. Elect directors;

     2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001; and

     3. Transact such other business, including action on a shareowner proposal, as may properly come before the meeting.

     Shareowners are cordially invited to attend the meeting. If you are a shareowner of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a shareowner whose shares are not registered in your own name and you plan to attend, please request an Admission Card by writing to the Office of the Secretary, WH 2132, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, etc., must accompany your letter.

     If you are unable to attend the meeting, you will be able to access the meeting on the Internet. The Company will broadcast the meeting live as a webcast through the Johnson & Johnson website at www.jnj.com. The webcast will remain available for replay for one week following the meeting. Visit the Johnson & Johnson website at www.jnj.com and click on the Calendar of Events in the Investor Relations section for details.

                                       By order of the Board of Directors,

                                                 MICHAEL H. ULLMANN
                                                 Secretary

YOU CAN VOTE IN ONE OF THREE WAYS:

     (1) Use the toll-free telephone number on your proxy card to vote by phone;

     (2) Visit the web site noted on your proxy card to vote via the Internet;
         or

     (3) Sign, date and return your proxy card in the enclosed envelope to vote by mail.

                              GENERAL INFORMATION

     SHAREOWNERS ENTITLED TO VOTE. Holders of shares of the Common Stock of the Company of record at the close of business on February 27, 2001 are entitled to notice of and to vote at the Annual Meeting of Shareowners and at any and all adjournments or postponements of the meeting. Each share entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date there were 1,397,232,658 shares outstanding.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareowners requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     HOW TO VOTE. Shareowners of record (that is, shareowners who hold their shares in their own name) can vote any one of three ways:

          (1) By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

          (2) By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

          (3) By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and Internet access charges.

     If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU SHOULD NOT RETURN YOUR PROXY CARD.

     If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to shareowners owning shares through most banks and brokers.

     PROXY SOLICITATION. The accompanying proxy is solicited by the Board of Directors of the Company. In that connection, this Proxy Statement is being mailed to the shareowners on or about March 14, 2001 concurrently with the mailing of the Company's 2000 Annual Report. In addition to this solicitation by mail, several regular employees of the Company may solicit proxies in person or by telephone. The Company has also retained the firm of Georgeson Shareholder Communications, Inc. to aid in the solicitation of brokers, banks and institutional and other shareowners for a fee of approximately $11,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. On the accompanying proxy a shareowner may substitute the name of another person in place of those persons presently named as proxies. In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs.

     CHANGING YOUR VOTE. You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary of the Company. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

     REDUCE DUPLICATE MAILINGS. The Company is required to provide an Annual Report to all shareowners who receive this Proxy Statement. If you are a shareowner of record and have more than one account in your name or at the same address as other shareowners of record, you may authorize the Company to discontinue mailings of multiple Annual Reports. To do so, mark the designated box on each proxy card for which you wish to discontinue to receive a duplicate Annual Report. If you are voting by telephone or the Internet you can either follow the prompts when you vote or give us instructions to discontinue mailings of future duplicate Annual Reports.

     SHAREOWNER PROPOSALS. To be included in the Board of Directors' proxy statement and proxy card for the 2002 Annual Meeting of Shareowners, a shareowner proposal must be received by the Company on or before November 14, 2001. In addition, under the terms of the Company's By-Laws, a shareowner who intends to present an item of business at the 2002 Annual Meeting of Shareowners (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Company on or before November 14, 2001. Proposals and other items of business should be directed to the attention of the Secretary at the principal office of the Company, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

                             ELECTION OF DIRECTORS

     NOMINEES. There are 15 nominees for election as directors of the Company to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.

     If the enclosed proxy is properly executed and received in time for the meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, an event not anticipated, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

     Except for Mr. James T. Lenehan and Mr. William C. Weldon, who were elected to the Board of Directors in February 2001, all of the nominees were elected to the Board at the last Annual Meeting and all are currently serving as directors of the Company.

     Following are summaries of the background and business experience and descriptions of the principal occupations of the nominees.

[Gerard N. Burrow,          GERARD N. BURROW, M.D., Special Advisor to the President of
M.D. Photo]                 Yale University for Health Affairs.
                            Dr. Burrow, 68, was elected to the Board of Directors in
                            1993 and is a member of the Nominating & Corporate
                            Governance Committee and Chairman of the Science and
                            Technology Advisory Committee. He was named to his present position at Yale University in 1997 following service since
                            1992 as Dean of the Yale University School of Medicine. He
                            served the five years prior to his return to Yale as Vice
                            Chancellor for health sciences and Dean of the University of
                            California, San Diego School of Medicine. He previously
                            served as a Professor and Chairman of the Department of
                            Medicine at the University of Toronto and as
                            Physician-in-Chief at Toronto General Hospital following
                            earlier work in medical education, research and clinical
                            practice. Dr. Burrow is a member of the Institute of
                            Medicine of the National Academy of Sciences and a Fellow of
                            the American Association for the Advancement of Science. He
                            is also a Director of Surx Corporation and the Sea Research
                            Foundation and on the Corporation Committee for Brown
                            University School of Medicine.

----------------------------------------------------------------------------------------

[Joan Ganz Cooney           JOAN GANZ COONEY, Chairman, Executive Committee, Sesame
Photo]                      Workshop.
                            Mrs. Cooney, 71, was elected to the Board of Directors in
                            1978 and is a member of the Compensation Committee and the
                            Chairperson of the Benefits Committee. She co-founded the
                            Sesame Workshop (originally called the Children's Television
                            Workshop) as its Executive Director in 1968 and was named
                            its President-CEO in 1970 and Chairman-CEO in 1988. She
                            assumed her present responsibilities in 1990. The Workshop's activities include production of the well-known children's educational television programs Sesame Street, 3-2-1
                            Contact, Square One T.V. and Ghostwriter. Mrs. Cooney is a
                            Director of Metropolitan Life Insurance Company, Edison
                            Schools, Inc., the Museum of Television and Radio and The
                            New York and Presbyterian Hospitals, Inc.

----------------------------------------------------------------------------------------

[James G. Cullen            JAMES G. CULLEN, Retired President and Chief Operating
Photo]                      Officer, Bell Atlantic Corporation.
                            Mr. Cullen, 58, was elected to the Board of Directors in
                            1995 and is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Cullen retired as President and Chief Operating Officer of Bell Atlantic Corporation in
                            June 2000. He had assumed those positions in December 1998, after having been Vice Chairman since February 1995 and,
                            prior to that, President since February 1993. He was
                            President and Chief Executive Officer of Bell Atlantic-New
                            Jersey, Inc. from 1989 to 1993. He is a Director of
                            Prudential Life Insurance Company, Agilent Technologies,
                            Inc. and Quantum Bridge Communications Inc.

[M. Judah Folkman,          M. JUDAH FOLKMAN, M.D., Senior Associate in Surgery and
M.D. Photo]                 Director, Surgical Research Laboratory, Children's Hospital
                            and Andrus Professor of Pediatric Surgery and Professor of
                            Cell Biology, Harvard Medical School, Department of Surgery.
                            Dr. Folkman, 68, was elected to the Board of Directors in
                            1998 and is a member of the Science and Technology Advisory
                            Committee and the Public Policy Advisory Committee. Dr.
                            Folkman has been with Children's Hospital since 1967, having served as Surgeon-in-Chief of Children's Hospital from 1967 to 1981, and with Harvard Medical School since 1967. He is a member of the National Academy of Sciences and the American
                            Academy of Arts and Sciences. In recognition of his founding the field of angiogenesis research he has received numerous honorary degrees and awards, among the most recent of which are The Franklin Institute's 2001 Benjamin Franklin Award in
                            Life Science, the 1998 Keio University (Tokyo) Medical
                            Science Prize and the 1997 Charles S. Mott Prize of the
                            General Motors Cancer Research Foundation.

----------------------------------------------------------------------------------------

[Ann Dibble Jordan          ANN DIBBLE JORDAN, Former Director, Social Services
Photo]                      Department, Chicago Lying-In Hospital, University of Chicago
                            Medical Center.
                            Mrs. Jordan, 66, was elected to the Board of Directors in
                            1981 and is a member of the Nominating & Corporate
                            Governance Committee and the Public Policy Advisory
                            Committee. She assumed her previous responsibilities at
                            Chicago Lying-In Hospital in 1970 after having served as a
                            Caseworker and then a Senior Caseworker at the University of
                            Chicago Hospital. She is also a former Assistant Professor at the University of Chicago School of Social Service
                            Administration. She is a Director of Automatic Data
                            Processing and Citigroup Inc. Mrs. Jordan is also a Director of The Phillips Collection, The Child Welfare League, the
                            National Symphony Orchestra and the Kennedy Center for the
                            Performing Arts.

----------------------------------------------------------------------------------------

[Arnold G. Langbo           ARNOLD G. LANGBO, Retired Chairman of the Board and Chief
Photo]                      Executive Officer, Kellogg Company.
                            Mr. Langbo, 63, was elected to the Board of Directors in
                            1991 and is a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Langbo retired as Chairman of the Board of Kellogg Company in April 2000. He had held that position since January 1992 after having been President and Chief Operating Officer of Kellogg since December 1990.
                            He also served as Chief Executive Officer from January 1992 until April 1999. Mr. Langbo joined Kellogg Canada Inc. in
                            1956 and served in a number of management positions in
                            Canada and the United States before being named President of
                            Kellogg International in 1986. Mr. Langbo is a Director of
                            Weyerhaeuser Company and Whirlpool Corporation. He is also a member of the Advisory Board of the J. L. Kellogg Graduate
                            School of Management at Northwestern University.

[RALPH S. LARSEN            RALPH S. LARSEN, Chairman, Board of Directors and Chief
PHOTO]                      Executive Officer; Chairman, Executive Committee.
                            Mr. Larsen, 62, was elected to the Board of Directors in
                            1987 and appointed to the Executive Committee in 1986. He
                            assumed his present responsibilities in 1989. He joined the
                            Company in 1962 as a manufacturing trainee with Johnson &
                            Johnson Products, Inc. and was named Vice President of
                            Marketing for the McNeil Consumer Products Company in 1980.
                            He left Johnson & Johnson for two years to serve as
                            President of Becton Dickinson's Consumer Products Division
                            and returned to Johnson & Johnson as President of its
                            Chicopee subsidiary in 1983. Mr. Larsen was appointed
                            Company Group Chairman in 1986 before being appointed Vice
                            Chairman of the Executive Committee and Chairman of a Sector
                            Operating Committee later in 1986. Mr. Larsen is a Director of Xerox Corporation and AT&T Corp. He is also a former
                            Chairman and a member of the Executive Committee of The
                            Business Council and a member of the Policy Committee of The
                            Business Roundtable.

----------------------------------------------------------------------------------------

[JAMES T. LENEHAN           JAMES T. LENEHAN, Vice Chairman, Board of Directors; Member,
PHOTO]                      Executive Committee and Worldwide Chairman, Medical Devices
                            & Diagnostics Group.
                            Mr. Lenehan, 52, was elected to the Board of Directors and named Vice Chairman of the Board in February 2001. Mr.
                            Lenehan joined the Company in 1976 and held several
                            marketing management positions before becoming President of
                            McNeil Consumer Products Company in 1990. He became a
                            Company Group Chairman in 1993 and was appointed to the
                            Executive Committee in 1994. Mr. Lenehan was named Worldwide
                            Chairman, Consumer Pharmaceuticals & Professional Group in
                            1994 and Worldwide Chairman, Medical Devices & Diagnostics
                            Group in 1999. He is a member of the Board of Trustees of
                            the Healthcare Leadership Council.

----------------------------------------------------------------------------------------

[JOHN S. MAYO, PH.D.        JOHN S. MAYO, PH.D., President Emeritus, AT&T Bell
PHOTO]                      Laboratories.
                            Dr. Mayo, 71, was elected to the Board of Directors in 1986 and is a member of the Science and Technology Advisory
                            Committee and Chairman of the Public Policy Advisory
                            Committee. He became President of AT&T Bell Laboratories in
                            1991 after having served as Vice President of Electronics
                            Technology, Executive Vice President of Network Systems and
                            Senior Vice President, Network Systems and Network Services.
                            He became President Emeritus in 1995. Dr. Mayo is a member of the National Academy of Engineering and The Swedish Royal
                            Academy of Engineering Sciences. He is a Fellow of the
                            Institute of Electrical and Electronic Engineers. He is a
                            member of the Boards of Trustees of Polytechnic University
                            (Emeritus), the Liberty Science Center (Emeritus), and the
                            Kenan Institute for Engineering, Technology and Science, and
                            served on the Board of Overseers for the New Jersey
                            Institute of Technology, and the Board of Directors of the
                            National Engineering Consortium, Inc.

----------------------------------------------------------------------------------------

[Leo F. Mullin Photo]       LEO F. MULLIN, Chairman and Chief Executive Officer, Delta
                            Air Lines, Inc.
                            Mr. Mullin, 58, was elected to the Board of Directors in
                            1999 and is a member of the Audit Committee and the
                            Nominating & Corporate Governance Committee. Mr. Mullin has
                            been President and Chief Executive Officer of Delta since
                            August 1997 and was named Chairman in November 1999. Mr.
                            Mullin was Vice Chairman of Unicom Corporation and its
                            principal subsidiary, Commonwealth Edison Company, from 1995 to 1997. He was an executive of First Chicago Corporation
                            from 1981 to 1995, serving as that company's President and
                            Chief Operating Officer from 1993 to 1995, and as Chairman and Chief Executive Officer of American National Bank, a
                            subsidiary of First Chicago Corporation, from 1991 to 1993.
                            Mr. Mullin is also a Director of BellSouth Corporation. He is a member of the board of the Air Transport Association of
                            America and Chairman of the International Air Transport
                            Association. He is also a member of The Business Council and
                            The Business Roundtable.

----------------------------------------------------------------------------------------

[Henry B. Schacht           HENRY B. SCHACHT, Chairman of the Board and Chief Executive
Photo]                      Officer, Lucent Technologies Inc.; Managing Director and
                            Senior Advisor, E.M. Warburg, Pincus & Co. (currently on
                            non-paid leave of absence).
                            Mr. Schacht, 66, was elected to the Board of Directors in
                            1997 and is a member of the Audit Committee and the Chairman of the Nominating & Corporate Governance Committee. Mr.
                            Schacht returned to Lucent Technologies in October 2000,
                            where he had been the Chairman of the Board from April 1996 until February 1998 and Chief Executive Officer from
                            February 1996 to October 1997. Earlier in 2000, Mr. Schacht
                            had served as Chairman of the Lucent spin-off, Avaya Inc., until his return to Lucent. Mr. Schacht was Chairman
                            (1977-1995) and Chief Executive Officer (1973-1994) of
                            Cummins Engine Company, Inc. He is also a Director of
                            Aluminum Company of America, The New York Times Company,
                            Avaya Inc. and Knoll, Inc., as well as a member of The
                            Business Council and The Business Roundtable. Mr. Schacht is
                            a former Chairman of the Board of Trustees of The Ford
                            Foundation and a Trustee of the Metropolitan Museum of Art.

----------------------------------------------------------------------------------------

[Maxine F. Singer,          MAXINE F. SINGER, PH.D., President of the Carnegie
Ph.D. Photo]                Institution of Washington.
                            Dr. Singer, 70, was elected to the Board of Directors in
                            1991 and is a member of the Science and Technology Advisory
                            Committee and the Benefits Committee. Dr. Singer became
                            President of the Carnegie Institution of Washington in 1988
                            after serving for over thirty years at the National
                            Institutes of Health where she advanced to be Chief of the
                            Laboratory of Biochemistry at NIH's National Cancer
                            Institute. Dr. Singer is a member of the National Academy of
                            Sciences, the American Philosophical Society, the Pontifical
                            Academy of Sciences and the Governing Board of the Weizmann
                            Institute of Science. She is also a Director of Perlegen
                            Sciences Inc.

----------------------------------------------------------------------------------------


[JOHN W. SNOW PHOTO]        JOHN W. SNOW, Chairman, President and Chief Executive
                            Officer, CSX Corporation.
                            Mr. Snow, 61, was elected to the Board of Directors in 1998 and is a member of the Compensation Committee and the
                            Benefits Committee. Mr. Snow was named President and Chief
                            Executive Officer of CSX Corporation in 1989 and added the title of Chairman in 1991. Mr. Snow is also a Director of
                            Circuit City Stores, Inc., Verizon Communications Inc. and
                            USX Corporation. He is a member of The Business Council and
                            The Business Roundtable and is serving a three-year term as
                            Chairman of the Air Traffic Services Subcommittee of the FAA
                            Management Advisory Council. Mr. Snow is also a member of
                            the Board of Trustees of Johns Hopkins University.

----------------------------------------------------------------------------------------

[WILLIAM C. WELDON          WILLIAM C. WELDON, Vice Chairman, Board of Directors and
PHOTO]                      Member, Executive Committee.
                            Mr. Weldon, 52, was elected to the Board of Directors and
                            named Vice Chairman of the Board in February 2001. Mr.
                            Weldon joined the Company in 1971, and served in several
                            sales, marketing and international management positions
                            before becoming President of Ethicon Endo-Surgery in 1992
                            and Company Group Chairman of Ethicon Endo-Surgery in 1995.
                            He was appointed to the Executive Committee and named
                            Worldwide Chairman, Pharmaceuticals Group in 1998. As Vice
                            Chairman, Mr. Weldon is responsible for the Pharmaceuticals
                            Group and the Consumer Pharmaceuticals & Nutritional
                            Products Group.

----------------------------------------------------------------------------------------

[ROBERT N. WILSON           ROBERT N. WILSON, Senior Vice Chairman, Board of Directors
PHOTO]                      and Vice Chairman, Executive Committee.
                            Mr. Wilson, 60, was elected to the Board of Directors in
                            1986. He joined the Company in 1964, served in several sales and marketing management positions and was appointed Company
                            Group Chairman in 1981 and appointed to the Executive
                            Committee in 1983. He was appointed Chairman of a Sector
                            Operating Committee in 1985 and was appointed Vice Chairman of the Board of Directors in 1989. He assumed his expanded responsibilities as Vice Chairman of the Executive Committee in 1994. Mr. Wilson is also a Director of U.S. Trust
                            Corporation (a wholly-owned subsidiary of The Charles Schwab
                            Corporation) and Amerada Hess Corporation.

STOCK OWNERSHIP/CONTROL

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock owned by each director and each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Each of the individuals/groups listed below is the owner of less than one percent of the Company's outstanding shares. Because they serve as co-trustees of two trusts which hold stock for the benefit of others, Messrs. Larsen and Wilson "control" an additional 7,511,331 shares of the Company's stock in which they have no economic interest. In addition to such shares, the directors and executive officers as a group own/control a total of 1,870,729 shares, the aggregate of 9,382,060 shares representing less than 1% of the shares outstanding. All stock ownership is as of January 31, 2001, except for shares held in the Company's Dividend Reinvestment Plan or Savings Plan, which are listed as of December 31, 2000.

                                                                          SHARES UNDER
                                                      NUMBER OF COMMON    EXERCISABLE
NAME                                                    SHARES(1)(2)       OPTIONS(3)
----                                                  ----------------    ------------
Gerard N. Burrow....................................         7,088             4,600
Joan Ganz Cooney....................................        11,968             4,600
James G. Cullen.....................................        26,450             4,600
M. Judah Folkman....................................         3,341             2,600
Ann Dibble Jordan...................................         9,503             4,600
Christian A. Koffmann...............................       117,938           271,820
Arnold G. Langbo....................................        15,591             4,600
Ralph S. Larsen.....................................       677,979           949,400
James T. Lenehan....................................        67,018           306,200
John S. Mayo........................................        47,322             4,600
Leo F. Mullin.......................................         3,918             1,100
Henry B. Schacht....................................         4,481             3,500
Maxine F. Singer....................................        17,447             4,600
John W. Snow........................................         3,523             2,600
William C. Weldon...................................        46,807           102,340
Robert N. Wilson....................................       554,886           576,600
All directors and executive officers as a
group(23)...........................................     1,870,729         2,881,106

------------------
(1) Includes an aggregate of 110,825 Common Stock equivalent units credited to nonemployee directors under the Deferred Fee Plan for Nonemployee Directors and an aggregate of 33,215 Common Stock equivalent units credited to the named executive officers (43,857 units to all executive officers as a group) under the Executive Income Deferral Plan for an aggregate of 154,682 units to all directors and executive officers as a group. In addition, 62,810 of the shares listed as owned by Mr. Koffmann, 266,123 of the shares listed as owned by Mr. Larsen and 50,515 of the shares listed as owned by Mr. Wilson, represent the net gain of shares of Common Stock resulting from the exercise of stock options, of which the actual distribution of these shares to these executive officers has been deferred under the terms of the Company's Stock Option Gain Deferral Plan.
(2) The shares described as "owned" are shares of the Company's Common Stock owned by each listed person and by members of his or her household and are held either individually, jointly or pursuant to a trust arrangement. The directors and executive officers disclaim beneficial ownership of an aggregate of 192,948 of these shares, including, 114,288 shares listed as owned by Mr. Larsen, 10,000 shares listed as owned by Mr. Cullen, 600 shares listed as owned by Mr. Lenehan, 100 shares listed as owned by Mr. Snow and 50,400 shares listed as owned by Mr. Wilson.
(3) Includes shares under options exercisable on January 31, 2001 and options which become exercisable within 60 days thereafter.

     DIRECTORS' FEES, COMMITTEES AND MEETINGS. Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Each director who is not an employee of the Company receives an award valued at approximately $10,000 in the form of the Company's Common Stock upon first becoming a member of the Board of Directors and receives an annual fee of $65,000 for his or her services as director. Of such annual fee, $20,000 is required to be deferred in Common Stock equivalent units under the Deferred Fee Plan for Nonemployee Directors until termination of his or her directorship. Directors also receive non-retainer equity compensation each year in the form of a stock option grant. The number of options granted is determined annually and is currently 2,700 shares per person. In addition, directors receive $5,000 for service on a committee of the Board of Directors, or $8,000 if chairperson of the committee. Nonemployee directors receive a meeting fee of $1,500 per day for committee meetings held on days other than Board of Directors meeting days. In fiscal year 2000, a total of $7,500 was paid to two directors for attending additional committee meetings. A director may elect to defer payment of all or a part of the fees until, or beyond, termination of his or her directorship. Deferred fees (other than the required deferral referred to above) may earn additional amounts based on a hypothetical investment in the Company's Common Stock or, in the case of Directors who have served on the Board since prior to January 1, 1996, on the increase in value of units under the Certificate of Extra Compensation Program, up to the time of termination of his/her directorship. Deferred fees beyond termination of directorship can only earn additional amounts based on a hypothetical investment in the Company's Common Stock. All Common Stock equivalent units held in each nonemployee director's Deferred Fee Account receive dividend equivalents.

     During the last fiscal year the Board of Directors met seven times. Each director attended at least 75% of the total regularly scheduled meetings of the Board of Directors and the committees on which they served, except for Mrs. Cooney, who missed two Board of Directors meetings and one committee meeting.

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

     The members of the Audit Committee are Mr. Langbo, Mr. Mullin, Mr. Schacht and Mr. Cullen (Chairman). The Audit Committee is comprised entirely of nonemployee, independent members of the Board of Directors and operates under a written charter adopted by the Board of Directors. A copy of the Charter of the Audit Committee is attached as Exhibit 1. The Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors, management, and internal auditors to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors. The Audit Committee met three times during the last fiscal year.

     The members of the Compensation Committee are Mrs. Cooney, Mr. Cullen, Mr. Snow and Mr. Langbo (Chairman). The primary function of the Compensation Committee is to review the compensation philosophy and policy of the Management Compensation Committee, a non-Board committee composed of Messrs. Larsen (Chairman), Wilson (Senior Vice Chairman), Darretta (Vice President, Finance) and Deyo (Vice President, Administration) which determines management and executive compensation and establishes fringe benefit and other compensation policies. The compensation of the members of the Executive Committee (which includes the members of the Management Compensation Committee) is determined by the Compensation Committee. The Compensation Committee is also responsible for the administration of the Company's stock option plans and is the approving authority for management recommendations with respect to option grants. During the last fiscal year there were three meetings of the Compensation Committee.

     The members of the Nominating & Corporate Governance Committee are Dr. Burrow, Mrs. Jordan, Mr. Mullin and Mr. Schacht (Chairman). The Nominating & Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors and the Chief Executive Officer of the Company. It is also within the charter of the Nominating & Corporate Governance Committee to review the Company's management succession plans and executive resources. In addition, the Nominating & Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The

Nominating & Corporate Governance Committee considers suggestions from many sources, including shareowners, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Nominating & Corporate Governance Committee met three times during the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during 2000 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

     The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors' independence from the Company and its management, including the matters in those written disclosures. Additionally, the Committee considered the financial information systems services and other non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services (as shown on page 22 of this Proxy Statement). The Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditors are compatible with maintaining auditor independence.

     The Committee has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors on February 12, 2001, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to shareowner ratification, the selection of the Company's independent auditors.

                                          Mr. James G. Cullen, Chairman
                                          Mr. Arnold G. Langbo
                                          Mr. Leo F. Mullin
                                          Mr. Henry B. Schacht

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                      COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee is composed entirely of nonemployee, independent members of the Board of Directors. It is the Compensation Committee's responsibility to review, recommend and approve changes to the Company's compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation actions for the Chief Executive Officer and members of the Executive Committee.

              JOHNSON & JOHNSON COMPENSATION POLICY AND OBJECTIVES

     Johnson & Johnson's executive compensation programs are designed to enable the Company to attract, retain and motivate the high caliber of executives required for the success of the business. Overall, the intent of Johnson & Johnson's Executive Compensation Program is to provide compensation opportunities which are comparable to the opportunities provided by a select group of high performing, growth companies similar to Johnson & Johnson. This objective is achieved through a variety of compensation programs, summarized below, which support both the current and long term performance of the business.

     The primary responsibility of the Company's Chief Executive Officer and executive officers is to ensure the long-term health and growth of the Company. This responsibility is summarized in the Johnson & Johnson Credo, which defines the obligations of Johnson & Johnson employees to strengthen the ethical, human and business foundations of the Company. The Credo describes the responsibilities of the Company to its customers and others with whom it does business, to its employees, to the communities in which the Company has a presence as well as to the world community, and to its shareowners. The Credo merges these business and ethical responsibilities by stating: "When we operate according to these principles, the stockholders should realize a fair return."

     The compensation of Johnson & Johnson's Chief Executive Officer is determined by the Compensation Committee of the Board of Directors based on its assessment of the Company's financial and non-financial performance against the background of the factors and principles outlined in the Credo. With respect to financial performance, the Committee has identified several factors which are critical to the success of the business, including Sales Growth, Earnings Per Share (EPS) Growth, increase in Cash Flow, New Product Flow and growth in Shareowner Value. In evaluating performance against these factors, Johnson & Johnson's results are compared to results of a premium group of high performing companies in the consumer, pharmaceutical, medical device and diagnostics health care fields with comparable sales volumes and above average EPS growth rates and financial strength.

     Sales Growth is measured as the percentage increase in sales volume from one year to the next. EPS Growth is assessed in the same manner. Cash Flow is measured as the Net Cash Flows from Operating Activities as reported in the Consolidated Statement of Cash Flows. New Product Flow is assessed by reviewing the percentage of sales resulting from the sale of new products introduced in the past five years. Shareowner Value is measured as the increase in stock price plus dividend return over a five year period.

     The Compensation Committee believes it is crucial that these financial and non-financial factors are managed well, in order to ensure superior return to Johnson & Johnson's shareowners over the long term. Therefore, while performance in these areas is reviewed on an annual basis, the primary consideration in assessing performance is corporate results over a longer period, usually five years. No specific fixed weighting or formula is applied to these factors in determining performance. Rather, the Compensation Committee exercises its judgment in evaluating these factors and in determining appropriate compensation.

     A discussion of 2000 performance reviewed by the Compensation Committee can be found under "Decisions on 2000 Compensation".

                   JOHNSON & JOHNSON'S COMPENSATION PROGRAMS

BASE SALARY

     The Base Salary for all employees exempt from the Fair Labor Standards Act, which includes executives, is managed through the Johnson & Johnson Salary Administration Program. Under this Program, increases in Base Salary are governed by guidelines covering three factors: Merit (an individual's performance); Market Parity (to adjust salaries of high performing individuals based on the competitive market); and Promotions (to reflect increases in responsibility). In assessing Market Parity, the Company targets to pay base salaries that are, overall, equal on average to the select group of premium companies referred to above.

     These guidelines are set each year and vary from year to year to reflect the competitive environment and to control the overall cost of salary growth. Individual merit increases are based on performance and can range from 0% to over 200% of the merit guideline.

     The domestic salary guideline for all exempt employees for 2000 was 4% for merit increases plus 2% for market parity and promotion adjustments. The domestic salary guideline for 2001 has been set at 4.5% for merit increases. Guidelines for market parity and promotion adjustments are as approved in each operating company's budget. Those guidelines are determined based on each unit's overall competitive position with respect to salaries paid versus the marketplace.

CASH AND STOCK INCENTIVE COMPENSATION PROGRAMS

     To reward performance, Johnson & Johnson provides its executive officers with additional current compensation in the form of executive cash bonus and stock awards which is competitive with annual incentives provided by other companies in the premium community. No fixed weighting or formula is applied by the Compensation Committee to corporate performance versus individual performance in determining incentive cash bonus and stock awards for the Chief Executive Officer and executive officers. The amounts of Awards to executive officers are determined by the Committee acting in its discretion subject to the maximum amounts specified in the Company's Executive Incentive Plan. Such determination, except in the case of the Award for the Chairman, is made after considering the recommendations of the Chairman and such other matters as the Committee deems relevant. The Committee, acting in its discretion, may determine to pay a lesser Award than the maximum specified. For the Chief Executive Officer and other executive officers the amount of the total incentive is divided between cash and stock at the discretion of the Committee.

STOCK OPTIONS

     The Stock Option Plan is a long-term plan designed to link executive rewards with shareowner value over time. Johnson & Johnson's award practice uses a percentage of each year's base salary, expressed as a range of opportunity, to arrive at the range of option shares available to be granted. Individual grants are made annually and vary within that range based on performance. This "annual multiple" approach results in grants which vary from year to year based on assessed performance, stock price and base salary.

     No stock option awards are made in the absence of satisfactory performance. Performance is evaluated by the Compensation Committee based on the executive's individual contribution to the long-term health and growth of the Company and the Company's performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining stock option awards. Specifically, for the Chief Executive Officer and other named executive officers, the Committee does not apply a mathematical formula that relates financial and/or non-financial performance to the number of options awarded.

     In the event that the stock price declines to a level below the option grant price, options are not revalued or reissued. Vesting in awards made prior to December 1997 generally occurred over a period from two to six years. Vesting in awards granted in or after December 1997 generally occurs three years from grant.

CERTIFICATES OF EXTRA COMPENSATION

     Certificates of Extra Compensation (CECs) provide deferred compensation that is paid at the end of an executive's career. CECs are performance units which measure the Company's value based on a formula composed of one-half of the Company's net asset value and one-half of its earning power value, relative to the number of shares of Johnson & Johnson Common Stock outstanding. Earning power value is calculated by taking the capitalized value of earnings averaged over the previous five years.

     The CEC program uniquely reflects Johnson & Johnson's commitment to the long term. No awards are paid out to executives during employment. Although the units vest over a five year period from grant, the final value of those units is not determined until retirement or termination of employment. The value of the program is purely performance driven. The Company pays dividend equivalents on units awarded. Dividend equivalents are paid at the same rate provided to shareowners on a share of Johnson & Johnson Common Stock, and are paid quarterly.

     Awards of CECs to the Chief Executive Officer and executive officers are targeted to provide an above average long-term compensation opportunity as compared to the premium community. Award amounts are based on the Compensation Committee's evaluation of individual performance, based on the executive's individual contribution to the long-term health and growth of the Company and the Company's performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining CEC awards.

DECISIONS ON 2000 COMPENSATION

     Johnson & Johnson's performance for the most recent five year period ranked in the upper half of the premium community companies in all financial factors considered: Sales Growth, Shareowner Value, EPS Growth Rate and increase in Cash Flow. The Company met its goal for New Product Flow.

     With respect to non-financial performance, management continued to excel in the area of managing Credo responsibility. Various initiatives undertaken by Johnson & Johnson embody the principles of the Credo by addressing its responsibilities to its customers, employees and the community.

     Mr. Larsen's compensation awards were made based upon the Compensation Committee's assessment of the Company's financial performance in the five areas outlined above and its non-financial performance against the background of the Credo as outlined above.

     The above performance results were evaluated based on the overall judgment of the Compensation Committee with no fixed or specific mathematical weighting applied to each element of performance. Based on the Compensation Committee's judgment, compensation awards for 2000, in total, were consistent with established targets.

     Mr. Larsen was awarded an annual salary increase in January 2000 of 6%. The 2000 annual incentive (comprised of cash and stock) paid to Mr. Larsen was slightly above the target amount. In awarding Mr. Larsen his annual stock option grant, consideration was given to J&J's overall performance during his tenure as CEO and the competitive practices of our peer group. An analysis comparing Mr. Larsen's total option grants to the competitive market since 1995 showed that his long-term compensation over that period had been below J&J's competitive target. Based on that analysis, Mr. Larsen was granted 750,000 stock options. During 2000, Certificates of Extra Compensation were granted to Mr. Larsen to maintain his 2001 accrual at the competitive target.

TAX DEDUCTIBILITY CONSIDERATIONS

     The Compensation Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993 (the "Act") and the final regulations interpreting the Act which have been adopted by the Internal Revenue Service and the Department of the Treasury. Based on this review, the Committee has determined that the Johnson & Johnson Stock Option Plans, as previously approved by shareowners, meet the requirements for deductibility under the Act. In order to permit the future deductibility of cash bonus and stock incentive awards for certain executive officers of the Company, the Committee and the Board of Directors have adopted an Executive Incentive Plan that was approved by shareowners. As a result, all bonus and stock awards qualify as performance based and are not subject to the tax deductibility limitation of Section 162(m). In addition, the Committee has approved the Executive Income Deferral Plan that allows an individual to elect to defer a portion of Base Salary, CEC Dividend Equivalents and Cash and Stock Bonus Awards. Participation in the Plan is limited to Executive Committee members and is voluntary. Accordingly, any amounts that would otherwise result in non-tax deductible compensation may be deferred under the Plan. As a result of the implementation of the Johnson & Johnson Executive Incentive Plan and elections made under the Executive Income Deferral Plan, the Company maximizes the tax deduction available under Section 162(m). However, in some cases, the Compensation Committee may elect to exceed the tax-deductible limits. This may be necessary for the Company to meet competitive market pressures and to ensure that it is able to attract and retain top talent to successfully lead the organization.

                                               Arnold G. Langbo, Chairman
                                               Joan G. Cooney
                                               James G. Cullen
                                               John W. Snow

                      SHAREOWNER RETURN PERFORMANCE GRAPHS

     Following are line graphs comparing the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Diversified Health Care Index for the respective periods of five and ten years ending December 31, 2000. The graphs and tables assume that $100 was invested on December 31, 1995 and December 31, 1990 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Diversified Health Care Index and that all dividends were reinvested.

            FIVE-YEAR CUMULATIVE TOTAL SHAREOWNER RETURN (1995-2000)

                                                                                                         S&P DIVERSIFIED HEALTH
                                                    JOHNSON & JOHNSON             S&P 500 INDEX                   CARE
                                                    -----------------             -------------          ----------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     118.11                      122.94                      126.12
1997                                                     158.65                      163.95                      184.24
1998                                                     204.69                      210.80                      268.39
1999                                                     230.17                      255.16                      256.47
2000                                                     263.02                      231.93                      351.86

            TEN-YEAR CUMULATIVE TOTAL SHAREOWNER RETURN (1990-2000)

                                                                                                         S&P DIVERSIFIED HEALTH
                                                    JOHNSON & JOHNSON             S&P 500 INDEX                   CARE
                                                    -----------------             -------------          ----------------------
1990                                                       100                         100                         100
1991                                                       162                         130                         147
1992                                                       145                         140                         126
1993                                                       132                         154                         120
1994                                                       164                         156                         139
1995                                                       260                         213                         205
1996                                                       307                         262                         258
1997                                                       412                         348                         376
1998                                                       531                         447                         546
1999                                                       597                         540                         522
2000                                                       681                         491                         714

                             EXECUTIVE COMPENSATION

     The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION(1)           LONG TERM
                               ------------------------------------   COMPENSATION
         NAME                                              OTHER         AWARDS
         AND                                               ANNUAL     ------------   ALL OTHER
      PRINCIPAL                                           COMPEN-       OPTIONS       COMPEN-
       POSITION         YEAR   SALARY($)     BONUS($)    SATION($)        (#)        SATION($)
      ---------         ----   ----------   ----------   ----------   ------------   ---------
                                                   (2)          (3)                    (4)
R. S. Larsen            2000   $1,435,000   $1,550,287   $1,653,620      750,000      $64,575
Chairman/CEO            1999    1,365,000    1,409,629    1,437,529      250,000       61,425
                        1998    1,325,000    1,301,796    1,284,083      150,000       59,603
R. N. Wilson            2000   $  980,000   $1,049,689   $1,420,374      250,000      $44,100
Senior Vice Chairman    1999      930,000      923,077    1,168,656      115,000       41,850
                        1998      900,000      882,886    1,042,273       75,000       40,500
J. T. Lenehan           2000   $  730,000   $  625,385   $  440,471      120,000      $32,850
Vice Chairman           1999      660,000      505,641      299,930       80,000       29,700
                        1998      625,000      426,363      267,928       40,000       28,125
W. C. Weldon            2000   $  712,500   $  675,385   $  298,171      120,000      $32,063
Vice Chairman           1999      575,000      476,806      206,169       80,000       25,875
                        1998      422,500      312,180      119,173       60,000       19,155
C. A. Koffmann          2000   $  692,500   $  574,903   $  416,144      120,000      $31,163
Worldwide Chairman,     1999      625,000      402,919      312,821       80,000       28,125
Consumer & Personal     1998      590,000      417,052      279,221       40,000       26,550
Care Group

------------------

(1) Includes amounts paid and deferred.

(2) Bonus amounts are comprised of cash and the fair market value of stock awards on the date award is issued.

(3) Amounts include dividend equivalents paid under the Certificate of Extra Compensation (CEC) Program (long-term incentive plan).

(4) Amount shown is the Company's matching contribution to the 401(k) Savings Plan and related supplemental plan.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 2000 Stock Option Plan to the Named Officers during the Company's last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                            ----------------------------------------------------
                                               % OF
                                               TOTAL
                              NUMBER OF       OPTIONS
                             SECURITIES       GRANTED                               GRANT DATE
                             UNDERLYING         TO        EXERCISE                    PRESENT
                               OPTIONS       EMPLOYEES     PRICE      EXPIRATION     VALUE($)
NAME                        GRANTED(#)(1)     IN 2000      ($/Sh)        DATE           (2)
----                        -------------    ---------    --------    ----------    -----------
Ralph S. Larsen...........     750,000          3.6%      $101.38      11/29/10     $22,340,250

Robert N. Wilson..........     250,000          1.2%      $101.38      11/29/10     $ 7,446,750

James T. Lenehan..........     120,000          0.6%      $101.38      11/29/10     $ 3,574,440

William C. Weldon.........     120,000          0.6%      $101.38      11/29/10     $ 3,574,440

Christian A. Koffmann.....     120,000          0.6%      $101.38      11/29/10     $ 3,574,440

---------------
(1) The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on November 30, 2000, the date of grant. All of the options become exercisable on the third anniversary of the date of grant, which is the same vesting schedule for all executives granted options on such date.

(2) The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The options expiring on November 29, 2010 had a grant date present value of $29.787 per option share. The Black-Scholes model was used with the following assumptions: volatility of 27% based on a historical weekly average over five years; dividend yield of 1.40%; risk free interest of 5.45% based on a U.S. Treasury rate of five years; and a five year option life.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT YEAR END         IN-THE-MONEY OPTIONS AT
                               SHARES                                   2000(#)                 YEAR END 2000($)(3)
                            ACQUIRED ON          VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE(#)(1)   REALIZED($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             --------------   ---------------   -----------   -------------   -----------   -------------
Ralph S. Larsen..........      40,000         $2,921,800        949,400       1,150,000     $56,981,546    $7,697,500
Robert N. Wilson.........      52,000         $3,966,560        576,600         485,000     $37,613,662    $5,131,200
James T. Lenehan.........       8,400         $  604,380        306,200         310,600     $20,181,172    $4,829,630
William C. Weldon........       9,200         $  684,112        102,340         271,560     $ 6,734,484    $3,085,490
Christian A. Koffmann....       4,000         $  328,680        271,820         277,180     $16,732,143    $3,744,121

------------------
(1) 3,287 of the shares listed as acquired by Mr. Koffmann represent the net gain of shares of Common Stock resulting from the exercise of stock options, of which the actual distribution of these shares to this executive officer has been deferred under the terms of the Company's Stock Option Gain Deferral Plan.

(2) For purposes of this footnote, the "value realized" by Mr. Koffmann includes $328,680 from his exercise of stock options, of which the actual distribution of the underlying shares is being deferred as described in the prior footnote. This amount was determined by the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(3) Based on the New York Stock Exchange Composite closing price as published in the Wall Street Journal for the last business day of the fiscal year ($105.06).

CERTIFICATE OF EXTRA COMPENSATION PROGRAM

     The following table provides information concerning awards made during the last fiscal year to the Named Officers under the Company's Certificate of Extra Compensation (CEC) Program.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED
                                                  NUMBER       PERIOD UNTIL       FUTURE
NAME                                            OF UNITS(#)     PAYOUT(1)      PAYOUT($)(2)
----                                            -----------    ------------    -------------
Ralph S. Larsen...............................    184,000                       $4,268,800
Robert N. Wilson..............................    228,000                        5,289,600
James T. Lenehan..............................     98,000                        2,273,600
William C. Weldon.............................     40,000                          928,000
Christian A. Koffmann.........................    140,000                        3,248,000

---------------
(1) Awards are paid out upon retirement or other termination of employment.

(2) The value used is the value as of the end of the last fiscal year and was $23.20 per CEC unit. The value of the CEC units is subject to increase or decrease based on the performance of the Company.

     Since 1947, the Company has maintained a deferred compensation program under which awards of CEC units may be made to senior management and other key personnel of the Company and its subsidiaries worldwide. Typically, an award of CEC units provides for a specified number of units which vest over a five year period, though no awards are paid out to a participant until retirement or other termination of employment. During employment, dividend equivalents are paid to participants on CEC units in the same amount and at the same time as dividends on the Company's Common Stock. The CEC units are valued in accordance with a formula based on the Company's net assets and earning power over the five preceding fiscal years. Until paid at retirement or termination of employment, the final value of the CEC units is subject to increase or decrease based on the performance of the Company. The value as of the end of the last fiscal year was $23.20 per CEC unit. The cumulative number of CEC units earned as of the end of the last fiscal year by each of the Named Officers during their careers with the Company, valued for illustrative purposes at the $23.20 per unit value, are: Mr.
R. S. Larsen 1,213,200 CEC units ($28,146,240); Mr. R. N. Wilson 1,078,000 CEC units ($25,009,600); Mr. J. T. Lenehan 281,600 CEC units ($6,533,120); Mr. W. C.
Weldon 140,600 CEC units ($3,261,920) and Mr. C. A. Koffmann 286,000 CEC units ($6,635,200).

RETIREMENT PLAN

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis to participating employees in the compensation and years of service classifications indicated, under the Company's Retirement Plan. The Retirement Plan generally covers salaried U.S. employees of the Company and designated subsidiaries on a non-contributory basis.

                               PENSION PLAN TABLE

 FIVE YEAR
  AVERAGE                        ANNUAL BENEFITS FOR YEARS OF SERVICE
  COVERED      -------------------------------------------------------------------------
COMPENSATION   15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
------------   --------    --------     --------     --------     --------     --------
 $  900,000    $221,400   $  295,100   $  368,900   $  442,700   $  516,500   $  590,300
  1,150,000     283,900      378,500      473,100      567,700      662,400      757,000
  1,400,000     346,400      461,800      577,300      692,800      808,200      923,700
  1,650,000     408,900      545,200      681,500      817,800      954,100    1,090,400
  1,900,000     471,400      628,500      785,700      942,800    1,100,000    1,257,100
  2,150,000     533,900      711,900      889,900    1,067,800    1,245,800    1,423,800
  2,400,000     596,400      795,200      994,100    1,192,900    1,391,700    1,590,500
  2,650,000     658,900      876,600    1,098,200    1,317,900    1,537,500    1,757,200
  2,900,000     721,500      961,900    1,202,400    1,442,900    1,683,400    1,923,900
  3,150,000     784,000    1,045,300    1,306,600    1,567,900    1,829,300    2,090,600
  3,400,000     846,500    1,128,600    1,410,800    1,693,000    1,975,100    2,257,300
  3,650,000     909,000    1,212,000    1,515,000    1,818,000    2,121,000    2,424,000

     Covered compensation includes regular annual earnings, dividend equivalents paid on non-vested CEC units, amounts paid under the Company's Standards of Leadership Award Program, amounts paid under the Company's Executive Incentive Plan and amounts deferred under the Company's Executive Income Deferral Plan. The calculation of retirement benefits is based upon final average earnings (the average of the highest covered compensation during the five consecutive years out of the last ten years of employment with the Company). The benefits are subject to an offset based on the Age 65 Primary Social Security Benefit. Five-Year Average Covered Compensation for the Named Officers as of the end of the last fiscal year is: Mr. R. S. Larsen $2,935,139; Mr. R. N. Wilson $1,992,661; Mr. J. T. Lenehan $1,169,739; Mr. W. C. Weldon $920,701; and Mr. C.
A. Koffmann $1,102,228. The approximate years of service for each Named Officer as of the end of the last fiscal year is: Mr. R. S. Larsen 37 years; Mr. R. N. Wilson 36 years; Mr. J. T. Lenehan 24 years; Mr. W. C. Weldon 29 years and Mr.
C. A. Koffmann 12 years.

     As permitted by the Employee Retirement Income Security Act of 1974, the Company has adopted a supplemental plan which is designed to provide the amount of retirement benefits which cannot be paid from the Retirement Plan by reason of certain Internal Revenue Code limitations on qualified plan benefits. The amounts shown in the Pension Plan Table include the amounts payable under the supplemental plan.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent auditors for the Company and its subsidiaries for the fiscal year 2001. Shareowner ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the shareowners on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

     During fiscal year 2000, PricewaterhouseCoopers not only acted as the independent auditors for the Company and its subsidiaries (work related to auditing the annual financial statements for fiscal year 2000 and reviewing the financial statements included in the Company's Forms 10-Q), but also rendered on their behalf other services, including management consulting services, litigation support services, tax-related services, human resource consulting services and other accounting and auditing services. The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers for audit services rendered in connection with the financial statements and reports for fiscal year 2000 and for other services rendered during fiscal year 2000 on behalf of the Company and its subsidiaries, as well as all "out-of-pocket" costs incurred in connection with these services, which have been or will be billed to the Company:

Audit Fees..................................................  $ 9,300,000
Financial Information Systems Design and Implementation.....            0
All Other Fees:
  Management Consulting Services............................  $25,400,000
  Tax Services..............................................    7,800,000
  Litigation Support Services...............................    3,400,000
  Human Resource Consulting Services........................    3,300,000
  Other Accounting and Auditing Services....................    3,200,000
                                                              -----------
  Total All Other Fees......................................  $43,100,000

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareowners and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareowners during the meeting.

                 SHAREOWNER PROPOSAL ON PHARMACEUTICAL PRICING

     The following shareowner proposal has been submitted to the Company for action at the meeting and co-sponsored by The Dominican Sisters, Congregation of Holy Cross, and 16 other shareowners, which are associated with the Interfaith Center for Corporate Responsibility. The names, addresses and shareholdings of these shareowners will be supplied upon oral or written request to the Secretary of the Company. The affirmative vote of a majority of the shares voted at the meeting is required for approval of the shareowner proposal. The text of the proposal is as follows:

                               "JOHNSON & JOHNSON
                            DRUG PRICING RESOLUTION"

"WHEREAS:

     Important as prescription drugs are, not everyone has access to them. Millions of Americans have inadequate or no insurance coverage for drugs;

     Most people without drug coverage purchase their needed drugs at a retail pharmacy;

     A Report prepared for the President by the Department of Health and Human Services ("Prescription Drug Coverage, Spending, Utilization, and Prices", April
2000) found that:

     - Individuals without drug coverage pay a higher price at the retail pharmacy than the total price paid on behalf of those with drug coverage.

     - In 1999, excluding the effects of rebates, the typical cash customer paid nearly 15% more than the customer with third-party coverage. For a quarter of the most common drugs, the price difference between cash and third parties was even higher -- over 20%.

     - For the most commonly prescribed drugs, the price difference between cash customers and those with third-party coverage grew substantially larger between 1996 and 1999.

     This same Report found that the markup added by the wholesaler, after purchase from the manufacturer, is "generally small, perhaps 2% - 4%" (ch.3, p.101);

     The literature cited in the Report suggests that pharmacy margins have been falling in recent years; (p.103)

     Pharmaceutical manufacturers spent $1.9 billion on advertising in 1999 -- double the amount spent in 1997 ("Business Week", May 22, 2000);

RESOLVED: Shareholders request the Board of Directors to:

1. Create and implement a policy of price restraint on prescription drugs, utilizing a combination of approaches to keep drug prices at reasonable levels.

2. Report to shareholders by September, 2001 on changes in policies and pricing procedures for prescription drugs (withholding any competitive information, and at reasonable cost).

SUPPORTING STATEMENT

     We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities: a low price increase for one compound and a high price increase for another; one price for a "favored customer" (usually low) and another for the retail customer (usually high).

     We understand the need for ongoing research and appreciate the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. Advertising is another significant company expenditure. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts."

          MANAGEMENT'S STATEMENT IN OPPOSITION TO SHAREOWNER PROPOSAL

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Johnson & Johnson is keenly aware of the need to broaden access to life-saving and life-enhancing pharmaceuticals. We also strongly support efforts to achieve this goal through market-based approaches that provide consumers with access to all FDA-approved medicines and the ability to choose among a variety of prescription drug plans. The Company supports adding such a prescription drug benefit to a modernized and strengthened Medicare program. Recognizing that change may take time, the Company also supports interim solutions that would improve seniors' access to medicines while not impeding progress toward comprehensive Medicare modernization. Such approaches could include voluntary, private-sector insurance for medicines with subsidies for lower-income seniors. It could also include Federal grants to states to offer assistance to lower-income elderly or those with high expenditures for medicines.

     As a comprehensive health care products company, we will continue our practice of pricing our products responsibly. Over the past ten years, the weighted average compound growth rate of price increases for health care products sold by the Company and its affiliates in the U.S., including prescription and over-the-counter drugs and hospital and professional medical products, has been well below the rate of inflation.

     While much attention is focused on prescription drug prices, it is important to remember that medicines are among the most effective and cost-effective ways to prevent and cure disease and relieve human suffering. Prescription medicines have been associated with a reduction in overall health care costs, particularly costs associated with expensive or invasive interventions, such as surgery and hospitalization. One independent study, for example, found that every dollar spent on prescription medicines is associated with a $4 reduction in hospital spending.

     Continued intensive investment in research and development is essential for the well-being of patients everywhere and the future of our pharmaceutical business. Such research is costly and time-consuming. The Company must have the latitude to price its products based on marketplace forces so as to be able to continue to invest aggressively in research and development. A formal policy limiting U.S. price increases on individual prescription drugs would impede research and development, inhibit the Company's ability to compete in the marketplace, and is contrary to the interests of patients, the Company and its shareowners.

     IT IS, THEREFORE, RECOMMENDED THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring other matters before the meeting except items incident to the conduct of the meeting, and the Company has not received timely notice from any shareowner of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

                                                                       EXHIBIT 1

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                              OF JOHNSON & JOHNSON

     The Audit Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of Johnson & Johnson (the "Company") by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company, as well as such other matters as directed by the Board or this Charter.

MEMBERSHIP OF THE COMMITTEE

1. The Committee shall be comprised of not less than three members of the Board.

2. The composition of the Committee shall meet all the requirements of the Audit Committee Policy of the New York Stock Exchange, which, among other things, prohibits any officer or employee of the Company from serving on the Committee.

3. Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company.

4. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee.

5. At least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS OF THE COMMITTEE

1. The Committee will meet formally at least three times each fiscal year.

2. The Committee, in its discretion, will invite to Committee meetings:

     - The Chief Financial Officer of the Company

     - The Vice President of Internal Audit

     - The Corporate Controller

     - The Treasurer

     - The General Counsel

     - A representative of the independent auditors.

3. The Committee will hold separate private meetings at least once each fiscal year with each of the Vice President of Internal Audit, a representative of the independent auditors and the General Counsel.

KEY RESPONSIBILITIES

     The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

     In carrying out its oversight responsibilities, the Committee shall perform the following functions:

Oversight of Independent Auditors.

     In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditors are ultimately accountable to the Board and the Committee.

1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

2. The Committee shall:

     (i) receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

     (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and

     (iii) recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

3. The Committee shall review the original proposed scope of the annual independent audit of the Company's financial statements and the associated fees, as well as any significant variations in the actual scope of the independent audit and the associated fees.

4. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

Oversight of Internal Auditors.

     The Committee shall review and discuss with management and the independent auditors:

1. The quality and adequacy of the Company's internal accounting controls.

2. Organization of the internal audit department, the adequacy of its resources and the competence of the internal audit staff.

3. The audit risk assessment process and the proposed scope of the internal audit department for the upcoming year and the coordination of that scope with independent auditors.

4. Results of the internal auditors examination of internal controls including summaries of inadequate reports issued and/or management improprieties together with management's response thereto.

Oversight of Management's Conduct of the Company's Financial Reporting Process.

1. Audited Financial Statements. The Committee shall discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareowners if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareowners).

2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

3. Financial Reporting Practices.  The Committee shall review:

     (i) Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

     (ii) The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

     (iii) The effect of changes on accounting standards that may materially affect the Company's financial reporting practices.

Assist the Board in Oversight of the Company's Compliance with Policies and Procedures Addressing Legal and Ethical Concerns.

     The Committee shall review and monitor, as appropriate:

1. Results of compliance programs, including the Company's Policy on Business Conduct.

2. Litigation or other legal matters that could have a significant impact on the Company's financial results.

3. Significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

4. The adequacy of this Charter, which shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                                                        NOTICE OF
                                                        2001 ANNUAL
                                                        MEETING AND
                                                        PROXY
                                                        STATEMENT

                                                        [JOHNSON & JOHNSON LOGO]

                            [JOHNSON & JOHNSON LOGO]

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREOWNERS ON APRIL 26, 2001

                                     PROXY

         The undersigned hereby appoints R.J. Darretta and R.S. Fine and each or either of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Johnson & Johnson which the undersigned is entitled to vote at the Annual Meeting of Shareowners of the Company to be held on April 26, 2001 at 10:00 a.m. at the Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey, and any adjournments or postponements thereof, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

Election of Directors.  Nominees:                                (change of address/comments)
01. Gerard N. Burrow, 02. Joan G. Cooney, 03. James G.       ___________________________________
Cullen, 04. M. Judah Folkman, 05. Ann D. Jordan,
06. Arnold G. Langbo, 07. Ralph S. Larsen, 08. James T.      ___________________________________
Lenehan, 09. John S. Mayo, 10. Leo F. Mullin, 11. Henry
B. Schacht, 12. Maxine F. Singer, 13. John W. Snow, 14.      ___________________________________
William C. Weldon, 15. Robert N. Wilson.
                                                             ___________________________________


                                                             (If you have written in the above
                                                             space, please mark the corresponding
                                                             box on the reverse side of this card)



IF YOU DO NOT PLAN TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED.

____________
SEE REVERSE
  SIDE
____________

_______________________________________________________________________________
  - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR THE INTERNET -







                     ELECTRONIC DELIVERY OF PROXY MATERIALS

         SIGN UP TO RECEIVE NEXT YEAR'S ANNUAL REPORT AND PROXY MATERIALS VIA THE INTERNET. NEXT YEAR WHEN THE MATERIALS ARE AVAILABLE, WE WILL SEND YOU AN E-MAIL WITH INSTRUCTIONS WHICH WILL ENABLE YOU TO REVIEW THESE MATERIALS ON-LINE. TO SIGN UP FOR THIS OPTIONAL SERVICE, VISIT http://www.econsent.com/jnj.

     PLEASE MARK YOUR                                                     0409
[X]  VOTES AS IN THIS
     EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

________________________________________________________________________________
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


                       FOR          WITHHELD

1. Election of        /  /            /  /
   Directors
   (see reverse)

For, except vote withheld from the following nominee(s):

________________________________________________________________________________
                                   FOR        AGAINST     ABSTAIN
2. Ratification of                /  /         /  /        /  /
   appointment of
   PricewaterhouseCoopers
   as independent auditors


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

                                   FOR        AGAINST     ABSTAIN
3. Proposal on pharmaceutical     /  /         /  /        /  /
   pricing

SPECIAL ACTION

Discontinue Annual Report Mailing for this Account          /  /

Change of Address/Comments on Reverse Side; Mark this box    /  /

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

_______________________________________________________________________________

_______________________________________________________________________________
SIGNATURE(S)                                        DATE


________________________________________________________________________________

              - DETACH HERE AND RETURN THIS PROXY IN THE ENCLOSED
         ENVELOPE IF YOU ARE NOT VOTING BY TELEPHONE OR THE INTERNET. -







                        VOTE BY TELEPHONE OR THE INTERNET
                             QUICK - EASY - IMMEDIATE

Johnson & Johnson encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT NEW YORK TIME ON APRIL 25, 2001.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:     ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
                   (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL
                   201-536-8073 FROM OTHER COUNTRIES.

                   You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY INTERNET:  POINT YOUR BROWSER TO THE WEB ADDRESS:
                   http://www.eproxyvote.com/jnj

                   Click on the "PROCEED" icon -- You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:      Mark, sign and date your proxy card and return it in the
                   postage-paid envelope. IF YOU ARE VOTING BY TELEPHONE OR THE
                   INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.